UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

Ziff Davis Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-99939 (Commission File Number)	36-4355050 (IRS Employer Identification No.)

28 East 28th Street
New York, New York 10016
(Address of Principal executive offices, including Zip Code)

(212) 503-3500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Event
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-1.1: Purchase Agreement
Ex-4.1: Indenture
Ex-4.2: First Lien Security Agreement
Ex-4.3: Registration Rights Agreement
Ex-99.1: Press Release

Item 1.01 Entry into a Material Definitive Agreement.

On April 18, 2005, Ziff Davis Media Inc., a wholly owned subsidiary of Ziff Davis Holdings Inc., entered into a purchase agreement (the “Purchase Agreement”) with initial purchasers regarding the private placement of $205 million aggregate principal amount of its Senior Secured Floating Rate Notes due 2012 (the “Notes”) to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. On April 22, 2005, Ziff Davis Media issued the Notes and received net proceeds of approximately $199 million, after deducting the discount to the initial purchasers and estimated fees and expenses related to the offering. The Notes were issued at 100% of aggregate principal amount. Ziff Davis Media used approximately $172 million of the net proceeds to repay all of the outstanding indebtedness (including accrued interest) under its senior credit facility, and intends to use the remainder for general corporate purposes.

The Notes are senior secured senior obligations of Ziff Davis Media and are guaranteed on a senior unsecured basis by Ziff Davis Holdings Inc. and a senior secured basis by Ziff Davis Media’s domestic subsidiaries. Interest on the notes is equal to three month LIBOR, which is reset quarterly, plus 6.0%, payable on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2005, to holders of record on the immediately preceding January 15, April 15, July 15 and October 15, until the maturity date of May 1, 2012, unless earlier redeemed. Ziff Davis Media may redeem the Notes at any time on or after May 1, 2007 at a redemption price (if redeemed during the 12-month period beginning on May 1 of the years indicated) of 103.0% in 2007, 102.0% in 2008, 101.0% in 2009 and 100.0% in 2010 and thereafter. Up to 35% of the Notes may be redeemed on or before May 1, 2006 using the proceeds of certain equity offerings. Ziff Davis Media is required to offer to repurchase the Notes if it sells all or substantially all of its assets or experiences specific kinds of changes in control.

The Notes are debt securities issued under an indenture dated April 22, 2005 (the “Indenture”) among Ziff Davis Media, the guarantors named therein and US Bank National Association, as Trustee. The terms of the Indenture, among other things, limit Ziff Davis Media and its restricted subsidiaries’ ability to: (i) incur additional debt, (ii) pay dividends and make distributions, (iii) make certain investments, (iv) create liens, (v) enter into transactions with affiliates, (vi) merge or consolidate and (vii) transfer, lease or sell assets. These covenants are subject to a number of exceptions. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods): nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

Subject to specified exceptions and permitted liens, the Notes and guarantees (other than the guarantee of Ziff Davis Holdings) are secured by a first priority security interest in substantially all of Ziff Davis Media’s and the applicable guarantor’s assets pursuant to a First Lien Security Agreement among Ziff Davis Media, the subsidiary guarantors and US Bank National Association, as Trustee.

The offering and sale of the Notes were not registered under the Securities Act of 1933, as amended, and the Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the issuance of the Notes, Ziff Davis Media, the guarantors and the initial purchasers entered into a registration rights agreement dated as of April 22, 2005 (the “Registration Rights Agreement”) for the benefit of the holders of the Notes obligating Ziff Davis Media to file a registration statement with the SEC so that holders of the Notes may exchange their Notes for registered notes having substantially the same terms as the Notes. Ziff Davis Media will use commercially reasonable efforts to cause the exchange to be completed within 210 days after the issuance of the Notes. Holders of the Notes will be entitled to the payment of additional interest if Ziff Davis Media does not comply with its obligations under the Registration Rights Agreement within specified time periods.

The Purchase Agreement, Indenture, First Lien Security Agreement and Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The foregoing descriptions of the material terms of these agreements are qualified in their entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated by reference.

Item 8.01 Other Event.

On April 26, 2005, Ziff Davis Holdings issued a press release announcing the closing of the private offering of the Notes. The information contained in the press release, which is attached as an exhibit to this Current Report on Form 8-K, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description
1.1	Purchase Agreement, dated as of April 18, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as Initial Purchasers.

4.1	Indenture, dated as of April 22, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and US Bank National Association, as Trustee.

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Exhibit No.	Description
4.2	First Lien Security Agreement, dated as of April 22, 2005, by and among Ziff Davis Media Inc., the pledgors named therein and US Bank National Association, as Trustee.

4.3	Registration Rights Agreement, dated as of April 22, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and the Initial Purchasers.

99.1	Press release issued by Ziff Davis Holdings Inc., dated as of April 26, 2005, relating to the private offering of the notes.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIFF DAVIS HOLDINGS INC.

/s/ DEREK IRWIN

Date: April 26, 2005	Name:Derek Irwin
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated as of April 18, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as Initial Purchasers.

4.1	Indenture, dated as of April 22, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and US Bank National Association, as Trustee.

4.2	First Lien Security Agreement, dated as of April 22, 2005, by and among Ziff Davis Media Inc., the pledgors named therein and US Bank National Association, as Trustee.

4.3	Registration Rights Agreement, dated as of April 22, 2005, by and among Ziff Davis Media Inc., the guarantors named therein and the Initial Purchasers.

99.1	Press release issued by Ziff Davis Holdings Inc., dated as of April 26, 2005, relating to the private offering of the notes.